Exhibit 10.1

Lion Group Holdings Ltd.

3 Phillip Street
#15-04 Royal Group Building
Singapore 078693

January 23, 2025

ATW Opportunities Master Fund, L.P.

and

ATW Opportunities Master Fund II, L.P.

c/o ATW Partners Opportunities Management LLC

17 State Street

Suite 2100

New York, New York 10004

Dear Sirs and Madams:

Reference is made to that certain Securities Purchase Agreement August 4, 2024 (the “Purchase Agreement”), entered by Lion Group Holding Ltd., a company organized under the laws of the Cayman Islands, (the “Company”) and ATW Opportunities Master Fund II, L.P. (the “Buyer”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement. Each of the parties named above may be referred to herein as a “Party” and collectively as the “Parties.” Reference is also made to that certain amendment dated January 9, 2025 entered by the Parties.

1.	Amendments to SPA.

a.	The Parties hereby agree that the form of Debenture attached to the Purchase Agreement as Exhibit A thereto shall be deleted in its entirety and replaced with Exhibit A hereto.

b.	The Parties hereby agree that the form of Warrant attached to the Purchase Agreement as Exhibit B thereto shall be deleted in its entirety and replaced with Exhibit B hereto.

2.	Acknowledgement of Issuance of New Debenture and New Warrant. The Parties hereby agree that on or promptly following the date hereof, the Company shall issue to the Buyer a new Debenture (the “New Debenture”) in the form attached hereto as Exhibit A having an initial principal balance of $2,135,000 and having the Conversion Price set forth in Exhibit A hereto (the “New Conversion Price”), and a new Warrant (the “New Warrant”) entitling the Buyer to purchase 10,007,812 ADSs at an exercise price of $0.16 per ADS, subject to adjustment as provided thereon (the “New Exercise Price”).

For the avoidance of doubt, the Company, ATW Opportunities Master Fund, L.P., and ATW Opportunities Master Fund II, L.P. hereby agree that the New Conversion Price and the New Exercise Price shall not affect the current conversion price of those certain convertible debentures, originally issued on September 5, 2023, January 23, 2024, and August 9, 2024, respectively and the current exercise price of certain Series D, Series E, and Series F American Depositary Shares Purchase Warrants, originally issued on February 18, 2021, those certain Series G American Depositary Shares Purchase Warrants originally issued on December 13, 2021, certain Series H American Depositary Shares Purchase Warrants originally issued on September 2, 2023, Series I American Depositary Shares Purchase Warrants originally issued on January 23, 2024, and Series J American Depositary Shares Purchase Warrants originally issued on August 9, 2024.

The Purchase Agreement and this letter agreement shall be read together and shall have the same effect as if the Purchase Agreement and this letter agreement were contained in one document. Except as expressly modified by this letter agreement, the terms and obligations of the Purchase Agreement and the Transaction Documents remain unchanged and the Purchase Agreement and Transaction Documents shall continue in full force and effect.

This letter agreement shall be governed by, construed, and enforced in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

If you are in agreement with the foregoing, please have this letter agreement executed by your authorized representative and return a copy to the undersigned.

Very Truly Yours,

LION GROUP HOLDINGS LTD.

By:
Name:
Title:

Confirmed and Agreed to:

ATW Opportunities Master Fund, L.P.

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

Confirmed and Agreed to:

ATW Opportunities Master Fund II, L.P.

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

EXHIBIT A

FORM OF NEW DEBENTURE

EXHIBIT B

FORM OF NEW WARRANT